POWER OF ATTORNEY

	    Know all by these presents, that
the undersigned hereby constitutes and
appoints each of Lionel L. Reilly,
D.V.M., Neal Soderquist, Rick E. Putnam, and
Amber Neubert, signing
singly, the undersigned's true and lawful attorney-in-fact to:


(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Professional Veterinary Products, Ltd. (the

"Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder;

	    (2) do
and perform any and all acts for and on behalf of the
	    undersigned
which may be necessary or desirable to complete and execute
	    any such
Form 3, 4, or 5, specifically including, without limitation, a
	    Form
ID, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange

Commission; and

	    (3) take any other action of any type whatsoever in connection with the
	    foregoing which, in the opinion of such
attorney-in-fact, may be of
	    benefit to, in the best interest of, or
legally required by, the
	    undersigned, it being understood that the documents executed by such
	    attorney-in-fact on behalf of the
undersigned pursuant to this Power of
	    Attorney shall be in such form
and shall contain such terms and
	    conditions as such attorney-in-fact
may approve in such
	    attorney-in-fact's sole discretion.


The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

	    The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or Baird Holm Law Firm assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934. In consideration of the attorneys-in-fact acting on the undersigned's behalf pursuant to this Power of Attorney, the undersigned hereby agrees to indemnify and hold harmless each attorney-in-fact, each substitute attorney-in-fact, and each of their respective heirs, executors, legal representatives, successors, and assigns from and against the entirety of any and all losses, claims, causes of action, damages, fines, defense costs, amounts paid in settlement, liabilities, and expenses, including reasonable attorneys' fees and expenses
(collectively, "Losses"), relating to or arising out of the exercise of this Power of Attorney by any such attorney-in-fact or substitute attorney-in-fact, and will reimburse each such indemnified person for all Losses as they are incurred by such indemnified person in connection with any pending or threatened claim, action, suit, proceeding, or investigation with which such indemnified person is or is threatened to be made a party. The undersigned will not, however, be responsible for any Losses that are finally determined by a court of competent jurisdiction to have resulted solely from an attorney-in-fact's or substitute attorney-in-fact's bad faith or willful misconduct.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.



Signature Page Following


	    IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney
to be executed as of this 15th day of
November, 2005.


/s/ A. Donald Janezic, Jr.

-----------------------------
A. Donald Janezic, Jr.


STATE OF
CONNECTICUT			 )
							 )	   ss.
COUNTY OF FAIRFIELD			  )



On this 15th day of November, 2005, before me, a Notary Public qualified for said county, personally came A. Donald Janezic, Jr., known to me to be the identical person who signed the foregoing Power of Attorney and acknowledged the execution thereof to be his voluntary act and deed.



								 /s/ [Signature Illegible]

-------------------------------
								 Notary Public